                                  EXHIBIT 11.

               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

THREE MONTH PERIOD ENDED JUNE 30,                                                 1996
- ---------------------------------                                  ----------------------------------
                                                                                        ASSUMING
                                                                     PRIMARY         FULL DILUTION
                                                                   ---------------   ----------------
WEIGHTED AVERAGE OF OUTSTANDING
SHARES                                                                 26,888,775         26,888,775

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                                            489,947            527,710

OTHER POTENTIALLY DILUTIVE SECURITIES:
    CONVERTIBLE DEBENTURES                                                    N/A          3,887,304
                                                                   ---------------   ----------------

SHARES USED IN COMPUTING
NET INCOME PER SHARE                                                   27,378,722         31,303,789
                                                                   ===============   ================


NET INCOME                                                             $3,838,801         $3,838,801

ADJUSTMENTS ASSUMING FULL DILUTION:
    INTEREST EXPENSE, NET OF TAXES                                            N/A            942,975

                                                                   ---------------   ----------------
NET INCOME, ASSUMING FULL DILUTION                                     $3,838,801         $4,781,776
                                                                   ===============   ================


NET INCOME PER SHARE                                                        $0.14              $0.15

DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)                                N/A             -8.946%

NET INCOME PER SHARE                                                        $0.14              $0.14
                                                                   ===============   ================



SIX MONTH PERIOD ENDED JUNE 30,                                                   1996
- ---------------------------------                                  ----------------------------------
                                                                                        ASSUMING
                                                                     PRIMARY         FULL DILUTION
                                                                   ---------------   ----------------
WEIGHTED AVERAGE OF OUTSTANDING
SHARES                                                                 26,838,407         26,838,407

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                                            431,978            534,372

OTHER POTENTIALLY DILUTIVE SECURITIES:
    CONVERTIBLE DEBENTURES                                                    N/A          3,887,304

                                                                   ---------------   ----------------
SHARES USED IN COMPUTING
NET INCOME PER SHARE                                                   27,270,385         31,260,083
                                                                   ===============   ================


NET INCOME                                                             $6,966,949         $6,966,949

ADJUSTMENTS ASSUMING FULL DILUTION:
    INTEREST EXPENSE, NET OF TAXES                                            N/A          1,885,950

                                                                   ---------------   ----------------
NET INCOME, ASSUMING FULL DILUTION                                     $6,966,949         $8,852,899
                                                                   ===============   ================


NET INCOME PER SHARE                                                        $0.26              $0.28

DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)                                N/A            -10.852%

NET INCOME PER SHARE                                                        $0.26              $0.26
                                                                   ===============   ================


NOTES:

(1) - PROVIDED THAT DILUTION IS GREATER THAN 3%, THE CONVERTIBLE DEBENTURES ARE CONSIDERED DILUTIVE IN THE CALCULATION AND PRESENTATION OF PER SHARE DATA.